UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 4, 2016

Exceed World, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55377	47-3002566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1-2-38-8F, Esaka-cho,

Suita-shi, Osaka 564-0063, Japan

(Address of Principal Executive Offices)

Telephone: +81-6-6339-4117

(Registrant's telephone number)

1-2-38-6F, Esaka-cho, Suita-shi, Osaka 564-0063, Japan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 1, 2016, the Board of Directors of Exceed World, Inc. (“Company”) approved a resolution to change the Company's fiscal year end from November 30 to September 30, effective immediately as of the date of the board resolution.

Item 8.01 Other Events.

Name Change of the Wholly Owned Subsidiary

On August 1, 2016, The Board of Directors of E&F Co., Ltd., a Japan corporation which is our wholly owned subsidiary, approved to change the name of the Company from “E&F Co., Ltd.” to “School TV Co., Ltd.” (“School TV“).

On August 1, 2016, the name change was also approved by a majority shareholder vote via a shareholders’ meeting. The effective date of the name change shall be August 4, 2016.

On August 2, 2016, we filed a Registration of Change with the Legal Affairs Bureau in Osaka, Japan.

Appointment of the New Director of the Wholly Owned Subsidiary

On August 1, 2016, The Board of Directors of E&F Co., Ltd., a Japan corporation, which is our wholly owned subsidiary, appointed Mr. Keiichi Koga as a Director of E&F.

On August 1, 2016, the appointment of Mr. Keiichi Koga was also approved by a majority shareholder vote via a shareholders’ meeting. The effective date of the appointment shall be August 4, 2016.

On August 2, 2016, we filed a Registration of Change with the Legal Affairs Bureau in Osaka, Japan.

Mr. Keiichi Koga graduated from Osaka Izuo Technical High School in 1986. Upon graduation that same year Mr. Koga took a sales position selling copy machines with Otsuka Corporation. He remained at this position for a period of ten years. In 1997 Mr. Koga Joined in Dipro Data Service Co., Ltd. serving in a managerial position. Mr. Koga left the aforementioned position after five years with the Company and in 2002 he joined e-Learning Laboratory Co., Ltd. which offers educational services. Mr. Koga joined e-Learning Laboratory Co., Ltd. as Vice President and remains as Vice President today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Exceed World, Inc.

Dated: August 4, 2016

By: /s/ Tomoo Yoshida

Tomoo Yoshida

President and Director